Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Financial Results for the Third Quarter Ended September 30, 2004

Confirms License Revenue Up 10%; Operating Income Up 500% Sequentially

SAN MATEO, Calif.—October 20, 2004—Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced financial results for the quarter ended September 30, 2004, at the high end of preliminary financial results presented on October 4, 2004.

Total revenues for the third quarter of 2004 were $317 million, up 5% over the second quarter of 2004. License revenues were $105 million, up 10% over the second quarter of 2004. Maintenance revenues were $118 million, up 3% over the second quarter of 2004. Services and other revenues were $94 million, up 3% over the second quarter of 2004.

Operating margin and operating income for the third quarter of 2004 were 8.1% and $26 million, respectively, a five-fold increase over the second quarter of 2004. Net income for the third quarter of 2004 was $19 million, an increase of 136% over the second quarter of 2004. Earnings per share for the third quarter of 2004 were $0.04 per share, which meets consensus analyst expectations of $0.04 GAAP earnings per share and represents a 100% increase over the second quarter of 2004.

The Company's effective tax rate for the third quarter of 2004 was 48%, which reflects the anticipated settlement of an IRS exam for 1998 through 2000 and includes adjustments and accruals to reflect the expected 2004 full year effective tax rate of 41%.

The Company's cash, cash equivalents, and short-term investments were $2.15 billion as of September 30, 2004, reflecting cash generated during the quarter of $33 million. Days sales outstanding in accounts receivable was 59 days for the third quarter of 2004.

Quarterly Highlights

The following highlights were announced or occurred since Siebel Systems' last earnings statement:

Siebel Systems Brings New Users Into Production: The Company, along with its partners and customers, successfully deployed approximately 176,000 additional users in the third quarter of 2004. At the end of the third quarter, live Siebel users totaled approximately 2.8 million at more than 4,000 customers worldwide.

Siebel Systems Secures New Projects: The Company concluded software licensing agreements for 84 new projects or customers in the third quarter, including Accenture Australia Holdings; Administaff Services, L.P.; Bayerische Motoren Werke AG (BMW); British Telecommunications Plc; Cablevision SA de CV; Grand & Toy Ltd.; Hewlett-Packard Company; KPMG LLP; Kuwait Petroleum Italia SpA; London Borough of Haringey; Network Appliance, Inc.; Novartis Pharma Gmbh; OppenheimerFunds Inc.; Overture Services, Inc.; Pfizer S.A.; Raytheon Aircraft Company; Schneider National, Inc.; Telenor Pakistan Ltd; Ther-Rx Corporation; UMB Financial Corporation; and Vodafone Limited.

Siebel Systems Secures Repeat Orders: In the third quarter, the Company concluded additional software licensing agreements for 212 existing projects or customers, including BEA Systems Inc.; Biogen Inc.; Blue Cross & Blue Shield of Florida, Inc.; Boehringer Ingelheim International GmbH; Carnival Cruise Lines; Center for Medicare and Medicaid Services; Chep Usa; Experian Information Solutions, Inc.; Iberia Lineas Aereas de Espana S.A.; Renault S.A.S.; Saudi Business Machines; ScriptPro USA Inc.; SKF Data Service AB; SmithKline Beecham Corporation; Standard Bank of South Africa Ltd.; Sun Microsystems, Inc.; Taldor Computer Systems Ltd.; Tatra Banka A.S.; and United Healthcare Services, Inc.

Customer Engagements: Siebel Systems concluded 296 transactions with companies across a variety of industries, including the following:

  The Department of Homeland Security (DHS) has selected Siebel Public Sector as an enterprise solution for case management, business intelligence and application integration. This decision is a significant development in the Department's ongoing merger of 22 agencies and comes as officials are selecting technology solutions to help eliminate the problems associated with managing disparate systems. Siebel Public Sector 7.7, which includes Siebel Case Management, Universal Application Network and Siebel Analytics, will provide DHS with a unified platform for managing the millions of cases that it handles worldwide. The system will integrate all the information needed to manage cases effectively, contributing to overall improvements in performance and customer service.
  UnitedHealth Group has standardized on Siebel Business Analytics for use by sales, sales support and management roles across all UnitedHealth Group companies. The company is expanding its adoption of Analytics to support its new member growth strategies and increase sales effectiveness. UnitedHealth Group will use several Siebel Business Analytics Applications to gain better visibility into customer processes, and drive improvements in their ability to source, sell to, service, and renew its customers. The company also will use the applications to better identify and target high growth, high value market segments; track relationships with prospects and customers; and proactively measure, segment, and manage performance of its partner brokers.
  Boehringer Ingelheim, Ingelheim/Germany (BI), one of the leading global pharmaceutical companies, has chosen Siebel Pharma Sales for its global sales force to improve sales force effectiveness by implementing best practices and leveraging an integrated view across all interactions with physicians and other healthcare professionals. The comprehensive solution will enable BI to better target its marketing communication by delivering the right message at the right time to the right person. BI has now extended the successful deployment of its Siebel solution to 18 more countries and 3300 additional users, now serving more than 6000 Pharma Sales Reps across the globe.
  Biogen Idec Inc., a global leader in the development, manufacturing and commercialization of novel therapies, is expanding its commitment to the Siebel Pharma platform. Siebel Pharma enables Biogen Idec to standardize its selling processes and support those global processes with an integrated, scalable solution. The solution helps improve sales and service effectiveness for patient and physician customers by enabling sales and service representatives to share centralized customer and market information so they can better target customers and deliver tailored messages.
  Grand & Toy has been the one trusted source that Canadian businesses have turned to for all of their office supplies. Grand & Toy, the largest commercial supplier of office products in Canada, selected Siebel Sales & Service to provide both inside sales and mobile account managers with a single view of the customer. In addition to the operational efficiencies that they expect to gain with Siebel Systems, the company also expects an increase in product penetration within the existing customer base as well as an enhanced ability to acquire new customers.  The solution will provide customer service personnel access to full account sales and service history, allowing Grand & Toy swift access to information that can increase customer satisfaction levels.
  Ingersoll-Rand, a global innovation and solutions provider, extended its deployment of Siebel Systems' CRM software with the purchase of Partnership Relationship Management (PRM) Sales, Service, Field Service, Analytics and Siebel CRM OnDemand. The company will use Siebel to obtain a 360 degree view of its customers and will increase the visibility across its business operations through measurement and, by relying on Siebel Analytics, will be able to more accurately report key performance indicators. The company chose Siebel Systems over its competitors based on the functional breadth and depth of the product, corporate vision, commitment to customer satisfaction and Siebel Systems' proven architecture. By deploying Siebel Systems within various business units which span four different sectors, Ingersoll-Rand will be able to operate more efficiently, sell more effectively, and service their customers better than is possible today.
  LexisNexis Risk Management Group, which provides products and services to help businesses, law enforcement agencies and the Federal Government validate and verify identity, selected Siebel CRM OnDemand to equip its field sales with territory management capabilities. LexisNexis will integrate existing reporting tools with Web Services integration to Siebel's CRM OnDemand.

Siebel Systems CEO Outlines Roadmap for Driving Increased Business Value and Customer Success: During his opening keynote address to nearly 3,000 attendees at the company's annual User Week, CEO J. Michael Lawrie outlined his roadmap on how organizations can leverage technology solutions and services to seize revenue growth opportunities and described how Siebel Systems is shifting its value proposition and solutions offerings to capitalize on this opportunity. Mr. Lawrie also provided detail on a series of initiatives to expand Siebel Systems' solutions, delivery options, services, and global footprint, such as: continued focus on building, developing, and in some cases acquiring, front-office applications and solutions; solutions delivery options to ensure that global organizations can leverage flexible deployment capabilities; a broader services offering from Siebel Systems and its ecosystems partners; and Siebel Systems' expansion in emerging markets such as Asia and Russia in order to address the needs of rapidly growing markets in those geographies.

Market Penetration of Siebel CRM OnDemand Accelerates Worldwide: Siebel CRM OnDemand total contract value for the third quarter of 2004 increased by 32% over the second quarter of 2004. Since its launch just over one year ago, Siebel CRM OnDemand is now available worldwide in multiple languages and currencies. Siebel CRM OnDemand is increasingly helping businesses around the world more effectively acquire, retain, and service customers. To facilitate additional market penetration, Siebel Systems instituted in the third quarter of 2004 a sales division focused on the small and medium-sized business (SMB) market to further extend Siebel's CRM leadership to companies of all sizes. Also, Siebel Systems joined forces with T-Systems, which will market and deliver a hosted CRM solution powered by Siebel CRM OnDemand in Germany, Austria, Switzerland, the Czech Republic, Hungary, Poland, Slovakia, Croatia, and Russia. At Siebel User Week 2004 Siebel Systems demonstrated Siebel CRM OnDemand Industry Editions, for the financial services, high tech, life sciences, and automotive industries. Siebel CRM OnDemand is the first hosted CRM solution to provide industry-specific capabilities at the UI, data model, and process levels.

Siebel Business Analytics Success Underscores New Strategic Focus for Siebel Systems: Siebel Business Analytics license revenues for the third quarter of 2004 were $27.4 million, up 17% over the second quarter of 2004. For the first three quarters of 2004, Siebel Business Analytics license revenues increased 50% over the first three quarters of 2003. In addition, Siebel Systems significantly expanded the Business Analytics product line during the third quarter of 2004 with the availability of Siebel Systems' new enterprise analytic applications. These solutions were recently unveiled at the first ever Siebel Business Intelligence Summit in Los Angeles on Oct 3rd-6th. Organized into four main application areas -- customer analytics, financial analytics, workforce/employee performance management, and supply chain and supplier analytics - these pre-built, end-to-end BI solutions enable organizations to gain new levels of actionable intelligence across virtually all business functions. They provide cross-enterprise insight and integration from a vast array of operational applications and data sources including SAP, Oracle Applications, PeopleSoft and Siebel Systems among others. In conjunction with this product release, Siebel Systems also announced expanded strategic partnerships with IBM, Microsoft, and Teradata, demonstrating increased industry validation and the expanding ecosystem being built around Siebel Business Analytics products.

Siebel Systems Receives Industry Recognition: Siebel Systems was recognized as one of the world's leading software companies in the third quarter of 2004:

  Analyst firm META Group positioned Siebel Systems as leader in CRM application suites. Analyst firm META Group positioned Siebel Systems' CRM solutions in the leader category in the company's 2004 METAspectrumSM vendor analysis for CRM application suites. Siebel Systems was recognized for key areas, such as vision/strategy, mindshare, feature/function depth, and vertical coverage.
  Siebel Systems Leads Worldwide Customer Analytic Applications Market for Second Consecutive Year. Siebel Systems was recognized by leading IT market research and advisory firm IDC as the market share leader in the expanding customer analytic applications market for the second consecutive year. According to a recent IDC report, Siebel Systems captured 15.4 percent of the worldwide market for these applications in 2003 and continued to grow faster than the overall market, which is forecast to reach $1.5 billion by the end of 2008.*
  CRM Magazine named Siebel Systems the leading Enterprise CRM and Mid-Market CRM vendor. Siebel Systems was recognized by CRM Magazine as the leading provider of CRM solutions for the Enterprise and Mid-Market and was also named a market leader in Marketing Performance Management and a "Company to Watch" in CRM Analytics. Siebel Systems was selected for this award because of its reputation for customer satisfaction and superior performance in three areas: ROI excellence in customer companies, individual achievement, and vendor leadership.
  Siebel Analytic Applications Rated Top Customer Relationship Management solution by readers of Intelligent Enterprise. In the 2004 annual poll of readers of Intelligent Enterprise, Siebel Analytic Applications were rated the top customer relationship management solution. Siebel Analytic Applications' attributes highlighted included product, product lifecycle, support, and professional services.

Siebel Systems Announces New Executive Appointments: As part of its previously stated strategy to add to its leadership team, Siebel Systems announced the following executive appointments:

  Les Rechan, formerly the Senior Vice President and General Manager of Worldwide Field Operations in North America at Cadence Design Systems, Inc., joined Siebel Systems as Senior Vice President and General Manager for the Company's Manufacturing and Automotive business unit, reporting to the CEO. Mr. Rechan brings more than 20 years of information technology solutions experience from Cadence, IBM and Onyx Software.
  Reid Drucker joined Siebel Systems as Senior Vice President and General Manager for the Company's Communications, Media and Energy (CME) business unit, reporting to the CEO. Mr. Drucker brings more than 25 years of CRM and telecommunications industry experience from leading organizations including Accenture, Computer Sciences Corporation, and Southern New England Telecommunications.

About Siebel Systems

Siebel Systems, Inc. is a leading provider of business applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 4,000 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, market-leading analytics products, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 30 countries.

# # #

Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Steve Diamond Siebel Systems Public Relations (650) 477-4743 Steve.diamond@siebel.com

For more information on Siebel Systems solutions and services, please visit our Web site: CRM - http://www.siebel.com/crm; OnDemand Solutions - http://www.crmondemand.com; Industry CRM - http://www.siebel.com/industry-crm; Call Center & Service - http://www.siebel.com/call-center; Sales Force Automation - http://www.siebel.com/sales-force-automation; Marketing Automation - http://www.siebel.com/marketing-automation; Business Intelligence - http://www.siebel.com/business-intelligence; Integration Solutions - http://www.siebel.com/integration-solutions; CRM Services - http://www.siebel.com/crm-services

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. Future operating results of Siebel Systems may differ from the results discussed or forecast ed in the forward-looking statements due to factors that include, but are not limited to, risks associated with customer relations, such as the availability of Siebel Systems' products and services, customer implementation of products and services, relationships with customers, third-party vendors and systems integrators, concentration of revenues in a relatively small number of customers, existence of errors or defects in products, ability to successfully manage growth, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

*Source: IDC, Worldwide Customer Relationship Management Analytic Applications 2003 Vendor Shares, IDC #31510, July 2004.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                           December 31,      June 30,      September 30,
                                                                               2003            2004            2004
                                                                          -------------   -------------   -------------
Assets

Current assets:
   Cash and cash equivalents...........................................   $    583,532    $    642,077    $    506,574
   Short-term investments..............................................      1,439,674       1,478,488       1,647,162
                                                                          -------------   -------------   -------------
          Total cash, cash equivalents and short-term investments......      2,023,206       2,120,565       2,153,736

   Accounts receivable, net............................................        259,834         201,114         208,805
   Deferred income taxes...............................................         61,742          65,603          64,222
   Prepaids and other..................................................         52,186          55,771          47,557
                                                                          -------------   -------------   -------------
          Total current assets.........................................      2,396,968       2,443,053       2,474,320

Property and equipment, net............................................        157,391         111,949          93,730
Goodwill...............................................................        140,957         200,053         202,488
Intangible assets, net.................................................         10,786          26,844          24,066
Other assets...........................................................         42,406          39,048          37,300
Deferred income taxes..................................................         95,866          94,866          94,866
                                                                          -------------   -------------   -------------
          Total assets.................................................   $  2,844,374    $  2,915,813    $  2,926,770
                                                                          =============   =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable....................................................   $     18,907    $     31,354    $     31,898
   Accrued expenses....................................................        333,270         321,056         317,462
   Restructuring obligations...........................................         53,676          37,882          36,397
   Deferred revenue....................................................        282,217         314,474         288,869
                                                                          -------------   -------------   -------------
          Total current liabilities....................................        688,070         704,766         674,626

Restructuring obligations, less current portion........................         97,919          85,128          78,474
Other long-term liabilities............................................          8,159           4,768           3,035
                                                                          -------------   -------------   -------------
          Total liabilities............................................        794,148         794,662         756,135
                                                                          -------------   -------------   -------------

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized; 498,305
     505,022 and 507,596 shares issued and outstanding, respectively...            498             505             508
  Additional paid-in capital...........................................      1,550,834       1,600,253       1,622,821
  Deferred compensation................................................         (1,479)         (2,608)         (3,021)
  Accumulated other comprehensive income...............................         58,650          41,410          49,366
  Retained earnings....................................................        441,723         481,591         500,961
                                                                          -------------   -------------   -------------
          Total stockholders' equity...................................      2,050,226       2,121,151       2,170,635
                                                                          -------------   -------------   -------------
          Total liabilities and stockholders' equity...................   $  2,844,374    $  2,915,813    $  2,926,770
                                                                          =============   =============   =============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                        Three Months Ended   Three Months Ended
                                                             June 30,           September 30,
                                                        ------------------  -------------------
                                                               2004                 2004
                                                        ------------------  -------------------
Revenues:
   Software..........................................   $          94,829   $          104,579
   Professional services, maintenance and other......             206,230              212,507
                                                        ------------------  -------------------
       Total revenues................................             301,059              317,086
                                                        ------------------  -------------------
Cost of revenues:
   Software..........................................               2,837                3,010
   Professional services, maintenance and other......             107,741              108,868
                                                        ------------------  -------------------
       Total cost of revenues........................             110,578              111,878
                                                        ------------------  -------------------
            Gross margin.............................             190,481              205,208
                                                        ------------------  -------------------
Operating expenses:
   Product development...............................              75,537               69,718
   Sales and marketing...............................              78,409               76,500
   General and administrative........................              27,512               27,114
   Restructuring and related expenses................              (1,006)               6,151
   Purchased in-process product development..........               6,000                   --
                                                        ------------------  -------------------
       Total operating expenses......................             186,452              179,483
                                                        ------------------  -------------------
            Operating income.........................               4,029               25,725

Other income, net....................................               9,797               11,524
                                                        ------------------  -------------------
            Income before income taxes...............              13,826               37,249
Income taxes.........................................               5,610               17,879
                                                        ------------------  -------------------
            Net income...............................   $           8,216   $           19,370
                                                        ==================  ===================

Diluted net income per share.........................   $            0.02   $             0.04
                                                        ==================  ===================
Shares used in diluted share computation.............             541,543              533,303
                                                        ==================  ===================

Basic net income per share...........................   $            0.02   $             0.04
                                                        ==================  ===================
Shares used in basic share computation...............             504,114              506,706
                                                        ==================  ===================

(1) For the three months ended June 30, 2004, operating income, net income and earnings per share results include the negative impact of $5.0 million pre-tax, $3.0 million after-tax and $0.01 per share after-tax, respectively, of purchased in-process product development charges and reductions to restructuring expenses.

(2) For the three months ended September 30, 2004, operating income, net income and earnings per share results include the negative impact of $11.2 million pre-tax, $8.5 million after-tax and $0.02 per share after-tax, respectively, in restructuring and other charges.

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                   Three Months Ended      Nine Months Ended
                                                                      September 30,          September 30,
                                                                 ---------------------  -----------------------
                                                                    2003       2004         2003        2004
                                                                 ---------- ----------  ----------- -----------
Revenues:
   Software....................................................  $ 110,003  $ 104,579   $  331,989  $  326,207
   Professional services, maintenance and other................    211,429    212,507      655,497     621,225
                                                                 ---------- ----------  ----------- -----------
       Total revenues..........................................    321,432    317,086      987,486     947,432
                                                                 ---------- ----------  ----------- -----------
Cost of revenues:
   Software....................................................      5,974      3,010       14,963       9,054
   Professional services, maintenance and other................    120,489    108,868      372,142     324,534
                                                                 ---------- ----------  ----------- -----------
       Total cost of revenues..................................    126,463    111,878      387,105     333,588
                                                                 ---------- ----------  ----------- -----------
            Gross margin.......................................    194,969    205,208      600,381     613,844
                                                                 ---------- ----------  ----------- -----------
Operating expenses:
   Product development.........................................     71,432     69,718      226,177     217,279
   Sales and marketing.........................................     82,756     76,500      276,804     241,166
   General and administrative..................................     27,319     27,114       81,860      76,200
   Restructuring and related expenses..........................    104,767      6,151      105,041       5,743
   Purchased in-process product development....................         --         --           --       6,000
                                                                 ---------- ----------  ----------- -----------
       Total operating expenses................................    286,274    179,483      689,882     546,388
                                                                 ---------- ----------  ----------- -----------
            Operating income (loss)............................    (91,305)    25,725      (89,501)     67,456

Other income, net..............................................      9,313     11,524       29,987      33,076
Loss on early extinguishment of debt...........................    (10,711)        --      (10,711)         --
                                                                 ---------- ----------  ----------- -----------
            Income (loss) before income taxes..................    (92,703)    37,249      (70,225)    100,532
Income taxes (benefit).........................................    (33,373)    17,879      (25,281)     41,294
                                                                 ---------- ----------  ----------- -----------
            Net income (loss)..................................  $ (59,330) $  19,370   $  (44,944) $   59,238
                                                                 ========== ==========  =========== ===========

Diluted net income (loss) per share............................  $   (0.12) $    0.04   $    (0.09) $     0.11
                                                                 ========== ==========  =========== ===========
Shares used in diluted share computation.......................    493,933    533,303      490,049     540,416
                                                                 ========== ==========  =========== ===========

Basic net income (loss) per share..............................  $   (0.12) $    0.04   $    (0.09) $     0.12
                                                                 ========== ==========  =========== ===========
Shares used in basic share computation.........................    493,933    506,706      490,049     503,983
                                                                 ========== ==========  =========== ===========

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
 (In thousands)

                                                                                Nine Months Ended
                                                                                  September 30,
                                                                            ------------------------
                                                                                2003         2004
                                                                            ------------ -----------
Cash flows from operating activities:
   Net income (loss)....................................................... $   (44,944) $   59,238
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Write-off of property and equipment abandoned in restructuring.......      17,506       1,908
      Write-off of acquired technology.....................................       2,449          --
      Write-off of purchased in-process product development................          --       6,000
      Loss on early extinguishment of debt.................................      10,711          --
      Depreciation and amortization........................................     122,566      94,069
      Tax benefit from exercise of stock options...........................          --      10,400
      Deferred income taxes................................................     (25,423)         16
      Provision for doubtful accounts and sales returns....................       7,434        (939)
      Other, net...........................................................      (4,085)       (177)
      Changes in operating assets and liabilities:
         Accounts receivable...............................................      79,728      54,439
         Prepaids and other................................................      (1,062)      9,279
         Accounts payable and accrued expenses.............................     (26,353)     (5,604)
         Restructuring obligations.........................................      25,209     (38,354)
         Deferred revenue..................................................     (10,552)      4,802
                                                                            ------------ -----------
           Net cash provided by operating activities.......................     153,184     195,077
                                                                            ------------ -----------
Cash flows from investing activities:
   Purchases of property and equipment.....................................     (14,021)     (7,790)
   Purchases of short-term investments, net of sales.......................          79    (230,126)
   Other, net..............................................................       3,589     (76,051)
                                                                            ------------ -----------
           Net cash used in investing activities...........................     (10,353)   (313,967)
                                                                            ------------ -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases..............      41,127      57,368
   Repurchase of convertible subordinated debenturess......................    (307,080)         --
   Repayments of capital lease obligations.................................      (9,549)     (9,398)
                                                                            ------------ -----------
           Net cash provided by financing activities.......................    (275,502)     47,970
                                                                            ------------ -----------
Effect of exchange rate fluctuations.......................................      10,161      (6,038)
                                                                            ------------ -----------
Change in cash and cash equivalents........................................    (122,510)    (76,958)
Cash and cash equivalents, beginning of period.............................     667,511     583,532
                                                                            ------------ -----------
Cash and cash equivalents, end of period................................... $   545,001  $  506,574
                                                                            ============ ===========